Exhibit 10.42

VIRGIN MEDIA INC.

FORM OF PERFORMANCE SHARE AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of January 28, 2011 (“Grant Date”) by and between Virgin Media Inc., a Delaware Company (the “Company”), and [NAME] (the “Employee”).

1. Grant of Performance Shares. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Virgin Media Inc. 2010 Stock Incentive Plan (the “Plan”), the Company hereby grants to the Employee a maximum of [NUMBER] Performance Shares, each of which represents the contingent right to receive one share of Common Stock on the terms and subject to the conditions set forth herein. Unless the context otherwise requires, terms used but not defined herein shall have the same meaning as in the Plan.

2. Vesting of Performance Shares.

(a) Vesting Schedule. Except as otherwise provided in this Agreement, a number of Performance Shares shall become non-forfeitable if and only if (i) the relevant Performance Condition set out in Exhibit A has been met and (ii) the Employee has remained in the continuous employment of the Company from the Grant Date through the Earliest Settlement Date (as defined in Section 4 hereof). The number of Performance Shares that shall become non-forfeitable shall be calculated in accordance with the formula set forth in Exhibit A.

(b) No Accelerated Vesting. Notwithstanding Section 7(b)(2) of the Plan, the Performance Shares shall not vest or become non-forfeitable upon the occurrence of an Acceleration Event unless the Committee, in its absolute discretion, determines otherwise after the Grant Date.

(c) Continuous Employment. For purposes of this Agreement, the continuous employment of the Employee with the Company shall include employment with a Subsidiary Company, Parent Company or Affiliated Entity, and shall not be deemed to have been interrupted, and the Employee shall not be deemed to have ceased to be an employee of the Company by reason of the transfer of the Employee’s employment among the Company, a Subsidiary Company, Parent Company or Affiliated Entity.

3. Forfeiture of Performance Shares.

(a) Any Performance Shares that have not theretofore become non-forfeitable as at the Earliest Settlement Date shall be forfeited if the Employee ceases to be continuously employed by the Company prior to the Earliest Settlement Date. In the event of a forfeiture, forfeited Performance Shares shall cease to be outstanding and the Employee shall cease to have right, title or interest in, to or on account of the forfeited Performance Shares or any underlying shares of Common Stock. Your right to settle the Performance Shares that have become non-forfeitable at the time of your termination shall terminate on the earlier of the following dates: (a) three months after the termination of your employment other than for Cause; (b) one year after your termination resulting from your retirement, disability or death; (c) the date on which your employment is terminated for Cause; or (d) January 27, 2021.

(b) For the purposes of this Agreement, where the Employee ceases to hold an office or employment with the Company because his employment is terminated by his employer without notice (for Cause) or where the Employee terminates his employment with or without notice, his employment shall be deemed to cease on the date on which the termination takes effect. If the Employee’s employment is terminated by his employer with notice his employment shall be deemed to cease on the date when such notice expires.

4. Settlement of Performance Shares.

(a) Upon the Performance Shares becoming non-forfeitable in accordance with Section 2 of this Agreement, each such Performance Share shall entitle the Employee to one share of Common Stock provided that the Employee has paid to the Company US$0.01 par value per share of Common Stock, such payment to be made by the tenth anniversary of the Grant Date. Settlement of such Performance Shares shall occur on the date on which the payment by the Employee heretofore referred is made (the “Settlement Date”). The Committee shall specify a date, on or after the date on which the Company’s annual audited financial statements for the year ending December 31, 2013 are filed with the SEC, as the earliest date which may be a Settlement Date (the “Earliest Settlement Date”). In no event may the Settlement Date be later than January 27, 2021. Such shares shall be evidenced by book entry registration or by a certificate registered in the name of the Employee.

(b) Settlement of the non-forfeitable Performance Shares shall occur by delivery to the Company of a written notice signed by the person entitled to settle such Performance Share, specifying the number of non-forfeitable Performance Shares which such person wishes to settle, together with a certified bank check or cash (or such other manner of payment as permitted by the Plan) for the aggregate price for the corresponding number of shares of Common Stock and any required withholding (including a payment sufficient to indemnify the Company or any subsidiary of the Company in full against any and all liability to account for any tax or duty payable and arising by reason of the settlement of such Performance Shares).

5. Dividend, Voting and Other Rights. The Employee shall have none of the rights of a shareholder with respect to any shares of Common Stock underlying the Performance Shares, including the right to vote such shares and accrue or receive any dividends that may be paid thereon until such time, if any, that shares of Common Stock are delivered to the Employee in settlement thereof; provided, that, upon the occurrence of an event set forth in Section 9 of the Plan, the Performance Shares shall be subject to adjustment pursuant to Section 9 of the Plan.

6. No Special Employment Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to obligate the Company to continue the employment of the Employee for any period.

7. Withholding. It shall be a condition to the vesting of any Performance Shares, the payment of cash hereunder, or the issuance of shares of Common Stock hereunder, as the case may be, that the Employee shall pay, or make provisions for payment of, all income, employment, national insurance or other tax (or similar) and social security (or similar) withholding requirements in a manner that is satisfactory to the Company for the payment thereof.

8. Miscellaneous.

(a) Except as otherwise expressly provided herein, this Agreement may not be amended or otherwise modified in a manner that adversely affects the rights of the Employee, unless evidenced in writing and signed by the Company and the Employee.

(b) All notices under this Agreement shall be delivered by hand, sent by commercial overnight courier service or sent by registered or certified mail, return receipt requested, and first-class postage prepaid, to the Employee at the address on file with the Company’s Payroll Department and to the Company at 909 Third Avenue, Suite 2863, New York, NY 10022, or at such other address as may be designated in a notice by either party to the other.

(c) The Company shall not be obligated to issue any shares of Common Stock or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any applicable federal and state securities laws.

(d) Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Employee under this Agreement without the Employee’s consent, except to the extent necessary to comply with applicable law.

(e) This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee, acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions that arise in connection with this Agreement.

(f) Each provision of this Agreement shall be considered separable. The invalidity or unenforceability of any provision shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

(g) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(h) The failure of the Company or the Employee to insist upon strict performance of any provision hereunder, irrespective of the length of time for which such failure continues, shall not be deemed a waiver of such party’s right to demand strict performance at any time in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation or provision hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

(i) This Agreement is a matter entirely separate from any pension right or entitlement that the Employee may have and from his or her terms and conditions of employment, and, in particular (but without limiting the generality of the foregoing), if the Employee leaves the employment of the Company and any Parent Company, Subsidiary Company or Affiliated Entity or otherwise ceases to be an employee thereof, he or she shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under this Agreement which he or she might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

(j) The parties agree that, except as otherwise specified in the Plan, no third party shall have any rights under this Agreement.

IN WITNESS WHEREOF, the parties to the Agreement have duly executed and delivered this Agreement as of the date first written above.

VIRGIN MEDIA INC.

By:
Name:	Neil Berkett
Title:	Chief Executive Officer

ACCEPTED AND AGREED

By:
Name:	[NAME]